QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

OWENS-ILLINOIS, INC.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-47519) and in the Registration Statement (Form S-3 No. 333-109602) and in the related Prospectus of Owens-Illinois, Inc., in the Registration Statement (Form S-8 No. 333-69624) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and the Owens-Illinois de Puerto Rico Long-Term Savings Plan, in the Registration Statement (Form S-8 No. 33-44252) pertaining to the Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., in the Registration Statement (Form S-8 No. 33-57141) pertaining to the Stock Option Plan for Directors of Owens-Illinois, Inc., in the Registration Statement (Form S-8 No. 333-47691) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., and in the Registration Statement (Form S-3 No. 333-99741) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc. of our report dated January 26, 2004, except for Note 23 as to which the date is November 12, 2004, with respect to the consolidated financial statements and schedule of Owens-Illinois, Inc. for the year ended December 31, 2003, included in this Form 8-K.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Toledo, Ohio
November 22, 2004

QuickLinks

OWENS-ILLINOIS, INC. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM